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                                                                  Exhibit 23.1




                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equitable Resources, Inc. for the registration of $100,000,000 of Medium Term Notes, Series C and to the incorporation by reference therein of our report dated February 22, 1994, with respect to the consolidated financial statements and schedules of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.




                                Ernst & Young

Pittsburgh, Pennsylvania
May 13, 1994